News Release

SINCLAIR REPORTS THIRD QUARTER 2019 FINANCIAL RESULTS

•	INCREASES TOTAL REVENUE BY 47% COMPARED TO PRIOR YEAR

•	ANNOUNCES QUARTERLY DIVIDEND PER SHARE OF $0.20

•	CLOSES ACQUISITION OF REGIONAL SPORTS NETWORKS BUSINESS

BALTIMORE (November 6, 2019) - Sinclair Broadcast Group, Inc. (Nasdaq: SBGI), the "Company" or "Sinclair," today reported financial results for the three and nine months ended September 30, 2019.

CEO Comment:
"This past quarter marks a defining moment for Sinclair with the acquisition of 21 Regional Sports Network brands, the largest transaction in our Company's history and establishing us as a leader in local sports and news, two of the most watched live content genres," commented Chris Ripley, President and Chief Executive Officer.  "Our legacy broadcast business, meanwhile, outperformed on all key financial targets in the third quarter. Looking ahead to 2020, we expect to benefit from our biggest political ad revenue year on our record, the successful launch of Marquee with the Chicago Cubs, and a seamless integration of our newly acquired RSNs."

Recent Company Developments:

Transactions:

•
On August 23, 2019, the Company completed the acquisition of the equity interests in 21 Regional Sports Networks (RSNs) and Fox College Sports from Disney for a purchase price of $9.6 billion plus certain adjustments. In connection with the acquisition, Sinclair's indirect wholly-owned subsidiaries, Diamond Sports Group, LLC ("Diamond") and Diamond Sports Finance Company issued $3,050 million aggregate principal amount of 5.375% Senior Secured Notes due 2026 and $1,825 million aggregate principal amount of 6.625% Senior Notes due 2027. Diamond Sports Holdings, indirect parent of Diamond, also issued perpetual preferred equity for $1,025 million. Diamond and its direct parent, Diamond Sports Intermediate Holdings ("Holdings"), entered into a credit agreement to provide senior secured credit facilities comprised of a $3,300 million term loan facility and a $650 million senior secured revolving credit facility.

•
In August 2019, Sinclair's wholly-owned subsidiary, Sinclair Television Group, Inc. ("STG"), amended and restated its existing credit agreement to provide a $700 million incremental term loan facility to partially fund the RSNs acquisition and a $650 million revolving credit facility.

•
In August 2019, the Company, as part of a consortium led by Yankee Global Enterprises, acquired a 20% equity interest in the YES Network valued at $346 million on a total enterprise value of $3.47 billion.

Content and Distribution:

•	In August, the RSNs and Cox Communications entered into a multi-year distribution agreement.

•
In October, the Company announced a multi-year agreement with AT&T for the continued carriage on DirecTV and AT&T U-Verse of the Company’s broadcast television stations and Tennis Channel, as well as carriage of Marquee Sports Network The companies also agreed to extend the existing carriage agreements for the RSNs, as well as the YES Network, in which Sinclair is a JV partner, through the same multi-year term.

•
In October, the Company entered into a multi-year agreement with Mediacom for the carriage of Marquee. The companies also agreed to extend the existing carriage agreements for the RSNs, as well as the YES Network, through the same multi-year term.

•
In October 2019, the Company announced that STIRR, a free ad-supported digital offering, added 17 new channels to its platform. STIRR now provides 70 channels and thousands of hours of video on demand, giving viewers an endless lineup of content on platforms including Roku, Fire TV, tvOS, iOS, Android, and the web.

•	Year-to-date, Sinclair's newsrooms have been honored with a total of 367 national and regional journalism awards and accolades.

ATSC 3.0:

•
In October, ONE Media and Saankhya demonstrated the expanded capabilities and integration of the NextGen TV platform (ATSC 3.0) with the wireless industry’s deployment of 5G and its existing 4G networks at the India Mobile Congress and Mobile World Congress.

Three Months Ended September 30, 2019 Consolidated Financial Results:

•
Total revenues increased 47% to $1,125 million versus $766 million in the prior year period. Media revenues increased 47% to $1,070 million versus $730 million in the third quarter of 2018. Political revenues were $6 million in the third quarter versus $70 million in the third quarter of 2018, an election year. Distribution revenues were $679 million versus $331 million in the third quarter of 2018. Revenues from our digital businesses increased 36%, as compared to the third quarter of 2018.

•
Operating income was $(6) million, including $214 million of non-recurring costs for transaction fees, legal, litigation, and regulatory ("Adjustments"), versus operating income of $158 million in the prior year period, which included $13 million of Adjustments. Operating income when excluding the Adjustments, increased 21% to $208 million from $171 million for the same prior-year period.

•	Net loss attributable to the Company was $(60) million versus net income of $64 million in the prior year period.

•
Diluted earnings per common share was $(0.64) as compared to $0.62 in the prior year period. The impact of Adjustments in 2019, on a per-share basis, was $(1.79) and the impact of Adjustments and financing ticking fees in 2018 was $(0.24).

Consolidated and Segment Highlights

Segment financial information is included in the following tables for the periods presented (in millions). The local news segment consists primarily of broadcast television stations, which the Company owns or provides services. The sports segment consists primarily of the RSNs, Marquee, and a 20% equity interest in the YES Network. The Corporate/Other segment includes corporate, owned networks and content, non-broadcast digital and internet solutions, technical services, and non-media investments.

For the three months ended September 30, 2019	LOCAL NEWS	SPORTS	CORPORATE AND OTHER	Consolidated
Revenues:
Advertising revenue	$301	$43	$32	$376
Distribution revenue	340	306	33	679
Other media and non-media revenue	10	3	57	70
Total revenues	$651	$352	$122	$1,125

Media programming and production expenses	294	234	32	560
Media selling, general and administrative expenses (a)	134	19	32	185
Non-media expenses	—	—	42	42
Amortization of program contract costs and net realizable value adjustments	22	—	—	22
Corporate general and administrative expenses	23	92	122	237
Depreciation and amortization expenses	60	54	6	120
Gain on asset dispositions and other, net of impairment	(28)	—	(7)	(35)
Operating income (loss) (a)	146	(47)	(105)	(6)

For the three months ended September 30, 2018	LOCAL NEWS	SPORTS	CORPORATE AND OTHER	Consolidated
Revenues:
Advertising revenue	$366	$—	$19	$385
Distribution revenue	303	—	28	331
Other media and non-media revenue	10	—	40	50
Total revenues	$679	$—	$87	$766

Media programming and production expenses	274	—	30	304
Media selling, general and administrative expenses (a)	128	—	27	155
Non-media expenses	—	—	32	32
Amortization of program contract costs and net realizable value adjustments	24	—	—	24
Corporate general and administrative expenses	32	—	2	34
Depreciation and amortization expenses	62	—	8	70
Gain on asset dispositions and other, net of impairment	(11)	—	—	(11)
Operating income (loss) (a)	170	—	(12)	158
(a) For the three and nine months ended September 30, 2019, local news and sports excluded $9 million of revenue and selling, general, and administrative expenses, respectively, for services provide by local news to sports, which are eliminated in consolidation.

Consolidated Balance Sheet and Cash Flow Highlights:

•
Debt on the balance sheet, net of $1,399 million in cash, cash equivalents and restricted cash, was $11,064 million as of September 30, 2019 versus net debt of $2,859 million as of June 30, 2019. The increase is due to financing related to the RSN acquisition which closed on August 23, 2019.

•	The Company redeemed, in full, $600 million of 5.375% STG Senior Unsecured Notes due 2021 on August 13, 2019, at 100.0% of their par value, with $600 million of incremental term B loans.

•	As of September 30, 2019, 67.1 million Class A common shares and 25.0 million Class B common shares were outstanding, for a total of 92.1 million common shares outstanding.

•	In September 2019, the Company paid a $0.20 per share quarterly cash dividend to its shareholders.

•	Routine capital expenditures in the third quarter of 2019 were $19 million with another $16 million related to the spectrum repack.

•	Program contract payments in the local news segment were $23 million in the third quarter of 2019.

•	In the sports segment, media production expense included $193 million of sports rights amortization while payments in the quarter were $118 million.

Notes:

Certain reclassifications have been made to prior years' financial information to conform to the presentation in the current year.

Outlook:

The Company currently expects to achieve the following results for the three months ending December 31, 2019 and twelve months ending December 31, 2019. The outlook includes the RSNs, which closed on August 23, 2019 and the 20% ownership investment in the YES Network, which closed on August 29, 2019.

Consolidated 2019 Outlook ($ in millions)	Fourth Quarter	Full Year
Media Revenues	$1,565 to $1,587	$4,030 to $4,051
Political Revenues Included in Media Revenues	$15 to $20	$26 to $31
Distribution Revenues Included in Media Revenues	$1,105 to $1,110	$2,502 to $2,507
Non-Media Revenues	$38	$192
Total Revenues	$1,604 to $1,625	$4,221 to $4,243
Media Programming & Production Expenses and Media Selling, General and Administrative Expenses	$1,060 to $1,061	$2,784 to $2,785
Stock-based Compensation Expense	$4	$17
Non-Media Expenses, including ONE Media and Research and Development Costs	$38	$158
Corporate Overhead	$32	$349
Stock-based Compensation Expense	$3	$19
Non-recurring costs for transaction fees, legal, litigation and regulatory	$6	$250
Program Contract Payments	$23	$94
Program Contract Amortization	$23	$90
Sports Rights Payments	$459	$577
Sports Rights Amortization Included in Media Expenses	$429	$622
Depreciation on Property and Equipment	$27	$96
Amortization of Acquired Intangibles	$166	$349
Net Gains on Asset Dispositions	$29	$86
Operating Income	$287 to $308	$480 to $501
Net Interest Expense	$182	$399
Net Interest Expense - Cash Basis	$161	$366
Equity Method Investments Loss (Income)	$(1)	$37
Income Tax Benefit	$10	$99
Net Cash Taxes Paid	Less than $1	$31
Diamond Preferred Dividend (included in Net Income Attributable to the Noncontrolling Interests)	$25	$35
Total Capital Expenditures, Including Repack	$65 to $70	$162 to $167
Repack Capital Expenditures	$26	$67

Sinclair Conference Call:

The senior management of Sinclair will hold a conference call to discuss its third quarter 2019 results on Wednesday, November 6, 2019, at 9:00 a.m. ET. The call will be webcast live and can be accessed at www.sbgi.net under "Investors/ Webcasts." After the call, an audio replay will remain available at www.sbgi.net. The press and the public will be welcome on the call in a listen-only mode. The dial-in number is (888) 428-7458.

About Sinclair:

Sinclair is a diversified media company and leading provider of local sports and news. The Company owns and/or operates 23 regional sports network brands; owns, operates and/or provides services to 191 television stations in 89 markets; is a leading local news provider in the country; owns multiple national networks; and has TV stations affiliated with all the major broadcast networks. Sinclair’s content is delivered via multiple-platforms, including over-the-air, multi-channel video program distributors, and digital platforms. The Company regularly uses its website as a key source of Company information which can be accessed at www.sbgi.net.

Sinclair Broadcast Group, Inc. and Subsidiaries
Preliminary Unaudited Consolidated Statements of Operations
(In millions, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
REVENUES:
Media revenues	$1,070	$730	$2,465	$2,070
Non-media revenues	55	36	153	92
Total revenues	1,125	766	2,618	2,162

OPERATING EXPENSES:
Media programming and production expenses	560	304	1,215	894
Media selling, general and administrative expenses	185	155	510	452
Amortization of program contract costs and net realizable value adjustments	22	24	68	76
Non-media expenses	42	32	120	85
Depreciation of property and equipment	24	25	69	75
Corporate general and administrative expenses	237	34	317	89
Amortization of definite-lived intangible and other assets	96	45	183	131
Gain on asset dispositions and other, net of impairment	(35)	(11)	(57)	(37)
Total operating expenses	1,131	608	2,425	1,765
Operating (loss) income	(6)	158	193	397

OTHER INCOME (EXPENSE):
Interest expense and amortization of debt discount and deferred financing costs	(129)	(76)	(237)	(238)
Loss from equity method investments	(12)	(14)	(38)	(44)
Other income (expense), net	3	(6)	12	2
Total other expense, net	(138)	(96)	(263)	(280)
(Loss) income before income taxes	(144)	62	(70)	117
INCOME TAX BENEFIT	95	3	88	21
NET (LOSS) INCOME	(49)	65	18	138
Net income attributable to the redeemable noncontrolling interests	(11)	—	(11)	—
Net income attributable to the noncontrolling interests	—	(1)	(3)	(3)
NET (LOSS) INCOME ATTRIBUTABLE TO SINCLAIR BROADCAST GROUP	$(60)	$64	$4	$135
EARNINGS PER COMMON SHARE ATTRIBUTABLE TO SINCLAIR BROADCAST GROUP:
Basic earnings per share	$(0.65)	$0.63	$0.05	$1.32
Diluted earnings per share	$(0.64)	$0.62	$0.05	$1.31
Weighted average common shares outstanding (in thousands)	92,086	102,083	92,050	102,069
Weighted average common and common equivalent shares outstanding (in thousands)	93,435	102,789	93,271	102,898

Forward-Looking Statements:

The matters discussed in this news release, particularly those in the section labeled "Outlook," include forward-looking statements regarding, among other things, future operating results. When used in this news release, the words "outlook," "intends to," "believes," "anticipates," "expects," "achieves," "estimates," and similar expressions are intended to identify forward-looking statements. Such statements are subject to a number of risks and uncertainties. Actual results in the future could differ materially and adversely from those described in the forward-looking statements as a result of various important factors, including and in addition to the assumptions set forth therein, but not limited to, the impact of changes in national and regional economies, our ability to generate cash to service our substantial indebtedness, the completion of the FCC spectrum repack, successful execution of outsourcing agreements, pricing and demand fluctuations in local and national advertising, volatility in programming costs, the market acceptance of new programming, the successful execution of retransmission consent agreements, the successful execution of network and MVPD affiliation agreements, the successful execution of media rights agreements with professional sports teams, the impact of OTT and other emerging technologies and their potential impact on cord-cutting, the impact of MVPDs, vMVPDs, and OTT distributors offering "skinny" programming bundles that may not include all programming of our networks, our ability to identify and consummate acquisitions and investments and to achieve anticipated returns on those investments once consummated, the impact of pending and future litigation claims against the Company, the impact of FCC and other regulatory proceedings against the Company, uncertainties associated with potential changes in the regulatory environment affecting our business and growth strategy, and any risk factors set forth in the Company's recent reports on Form 10-Q and/or Form 10-K, as filed with the Securities and Exchange Commission. There can be no assurances that the assumptions and other factors referred to in this release will occur. The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements except as required by law.
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Investor Contact: Lucy Rutishauser, SVP Chief Financial Officer, (410) 568-1500

Media Contact: Michael Padavano, 5W, mpadovano@5wpr.com